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                                                                   EXHIBIT 10.29

                   Contract for Cooperation in Running School

Party A: 21st Century Publishing House

Party B: Kid Castle Educational Software Development Co., Ltd.

Party A and party B, through friendly consultation, have reached consensus agreement for cooperative running of school (non-diploma education), and entered into the following principle agreement:

1.    The planed cooperative run school shall be named: 21st Century Kid
      Castle Language and Education Center (referred as "School" hereafter). The school is located at the east part of the first floor of 21st Century Office Building (Century Building), 75 Zi'an Road, Nanchang City, and it occupies an area of 500 square meters.

2. Party A shall contribute 750,000 Yuan in kind, i.e. it shall contribute 5 years of usufruct (including realty management costs) of the fixed asset with an area 500 square meters at the east part of the first floor of 21st Century Office Building (Century Building) as its investment to the school; Party A shall subsidize 20,000 Yuan to pay for the water and electricity fees, the remaining part of which shall be paid by the school, cost for air-conditioning equipment installation and use shall be negotiated separately. Party B shall contribute 750,000 Yuan in cash in two installments: First pay 500,000 Yuan for decoration and trimming of the school site, and the investment in decoration will not excel 500,000 Yuan, and the surplus money, if any, shall be invested in the establishment and operation of school; after the decoration is completed, pay the second installment of 250,000 Yuan. (Costs for establishing the school during preparatory stage shall be paid by party B, including costs for decoration and trimming of the school site, purchase of teaching equipment and for establishment of the school).

3. The school shall establish a board of directors, which shall be highest authority of the school. The board of directors consists of six members, two of which shall be appointed by party A and four of them shall be appointed by party B. The chairman of the board of directors shall be appointed by party B.

4. The budget plan for the costs of decoration, trimming, and equipment shall be confirmed by party A before any work is carried out.

5. The president of the school shall be recommend by party A and hired by the board of directors; The school's legal representative shall be assumed by president of the school, the president shall undertake the school's education, teaching and administrative management, and shall execute the decisions made by the board of directors.

6. The school shall establish financial and accounting system and fixed assets management system in accordance with the applicable laws; the school's financial executive shall be appointed by party B; the accountant in charge and the cashier shall be hired by the president of the school. Party A and party B shall share the

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      profit from running of the school as following: In the first year, 30 percent of the profit shall be allotted to party A, 70 percent of the profit shall be allotted to party B; In the second year, 40 percent of the profit shall be allotted to party A, 60 percent of the profit shall be allotted to party B; starting from the third year, 50 percent of the profit shall be allotted to party A, and 50 percent of the profit shall be allotted to party B. In sharing the profit, both party A and party B shall consider to keep certain amount of fund for the further development of the school. If there is any deficit resulted from running of the school, it shall be born by both parties at an equal ratio of 1: 1.

7.    Responsibilities of party A:

      (1) Handling of applications and procedures for legally establishment and running of the school, and obtaining the legal license for running the school before the end of July 2003.

      (2) Establishing good relationship with related government authorities and obtaining legal preferential policy.

      (3) Handling of all the necessary procedures for advertisement of the school.

      (4)   Hiring personnel for the school.

      (5) From the time when this contract becomes effective to the time of the expiration or termination of the contract, party A shall not cooperate with any third party to undertake any business which is the same as or similar to the business that is corporately carried out by party A and party B as described herein.

      (6) Party A shall undertake the following commitments: keep confidential to any of the information and materials (including written materials, oral materials, audiovisual products, software, similarly hereinafter) provided by party B, at any time, after receiving them; Do not reveal, directly or indirectly, any part of the information and materials provided by party B to any third party; Do not allow any third party to obtain, use or plan to use any part of the information and materials provided by party B; Party A shall not copy, recompose, distribute, exhibit, lend out, or transfer any of the information and materials provided by party B without the written consent of party B; Party A shall ask its leaders, employees, or any third party who need to access the aforesaid information and materials for party A's reason but permitted by party B, to abide by these same commitments, and party A shall enter into agreements of confidentiality containing the same clauses as described above.

      (7) Party A shall dispatch employees to carry out educational training as required by party B.

8.    Responsibilities of party B:

      (8) Providing school CIS system (complete the decoration and trimming of school site before the end of July 2003)

      (9)   Training managerial personnel and teachers for the school.

      (10)  Planning teaching courses for the school.

      (11)  Selecting all the teaching materials for the school.

      (12)  Making advertising planning for the school.

      (13)  Establishing a management system for the school.

9. After the school is legally established, party B shall provide advisory service for the development of the school. The school shall send teachers to party B's place to

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      accept training and carry out practices; Party B shall, periodically, accredit its people to the school to give instructions within two months after the school is established, and according to the real situation, the dispatched guiders may stay in the school longer. After two months, party B shall continue to dispatched consultants to the school aperiodically to give instructions, and the cost for the consultants shall be born by the school. Party B has the right to dispatch people aperiodically to the school to carry out management.

10. Both party A and party B agree that from the date when the contract is concluded, the school shall apply to the examining and approving organ for termination of the school, and organize liquidation.

11. In case any party breaches the contract, the observant party has the right to ask the delinquent party for correction with a written notice; if the delinquent party fails to make corrections within 30 days after receiving the written notice, the delinquent party shall pay a penalty of RMB THIRTY THOUSAND YUAN ONLY to the observant party within 10 days from the date of termination of the contract as described above; if the observant party's loss from the breach is more than the penalty stated herein, the delinquent party shall pay the observant party for its actual loss.

12. Any dispute that may occur between party A and party B during implementation of the contract shall be settled through consultation between both parties; incase the dispute cannot be settled through consultation, the case can be brought to Nanchang Arbitration Committee for Arbitration. Both parties agree to observe the arbitration rules and obey the verdict of the arbitration.

13. The valid period of this contract shall be 5 years; when either party, within 6 months before the expiration of the contract, still carries out a business that is related to the business in this contract, each party has the right to cooperate and sign agreement (contract) in priority with the same conditions as the other party.

14.   This contract is in duplicate, and each party holds one copy.

Party A:                             Party B:
21st Century Publishing House        Kid Castle Educational Software
(stamp)                              Development Co., Ltd.

                                     Reprehensive of party B: (signature)
Reprehensive of party A: (signature)

              ________(Month) ______(Date)_______ (Year)__________